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EXHIBIT 11.1 - COMPUTATION OF PER SHARE EARNINGS


                           THE BISYS GROUP, INC. AND SUBSIDIARIES

                           For the Years Ended June 30, 1996, 1995 and 1994
                                  (In thousands, except per share data)
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                                                              1996       1995       1994
                                                            --------   --------   --------

Primary:
- ----------

Net earnings (loss) attributable to common stock             $18,024    ($6,484)   $18,891
                                                            --------   --------   --------
                                                            --------   --------   --------

Weighted average number of common shares outstanding          23,704     22,819     20,249
Common shares issuable under stock option plans                2,944      2,694      2,725
Less shares assumed repurchased with proceeds                 (1,580)    (1,332)      (502)

                                                            --------   --------   --------
Weighted average number of common and common
    equivalent shares outstanding                             25,068     24,181     22,472
                                                            --------   --------   --------
                                                            --------   --------   --------

Net earnings (loss) per common share                           $0.72     ($0.27)     $0.84
                                                            --------   --------   --------
                                                            --------   --------   --------



Fully Diluted:
- --------------

Net earnings (loss) attributable to common stock             $18,024    ($6,484)   $18,891
                                                            --------   --------   --------
                                                            --------   --------   --------

Weighted average number of common shares outstanding          23,704     22,819     20,249
Common shares issuable under stock option plans                2,944      2,694      2,725
Less shares assumed repurchased with proceeds                 (1,256)    (1,332)      (502)

                                                            --------   --------   --------
Weighted average number of common and common
    equivalent shares outstanding                             25,392     24,181     22,472
                                                            --------   --------   --------
                                                            --------   --------   --------

Net earnings (loss) per common share                           $0.71     ($0.27)     $0.84
                                                            --------   --------   --------
                                                            --------   --------   --------

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